Exhibit 99.1


Benihana Inc. to Hold Annual Shareholder Meeting on December 11, 2006


    MIAMI--(BUSINESS WIRE)--Nov. 10, 2006--Benihana Inc. (NASDAQ:
BNHNA; BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants, today announced that the Company will be holding its Annual Shareholder Meeting at 11:00 AM ET on Monday, December 11, 2006 at the Intercontinental West Miami Hotel, which is located at 2505 Northwest 87th Avenue in Miami, Florida.

    About Benihana

    Benihana Inc. (NASDAQ: BNHNA; BNHN) operates 78 restaurants nationwide, including 59 Benihana teppanyaki restaurants, seven Haru sushi restaurants, and twelve RA Sushi Bar restaurants. Under development at present are eight restaurants - two Benihana teppanyaki restaurants, one Haru restaurant, and five RA Sushi restaurants. In addition, 17 franchised Benihana teppanyaki restaurants are operating in the U.S., Latin America and the Caribbean.


    CONTACT: Benihana Inc.
             Joel A. Schwartz or Michael R. Burris, 305-593-0770 or
             Integrated Corporate Relations
             Tom Ryan/Raphael Gross, 203-682-8200